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                                                                  Exhibit 5.01



               LETTERHEAD OF BROWNSTEIN HYATT FARBER & STRICKLAND



                                  April 6, 1999



Rocky Mountain Internet, Inc.
999 Eighteenth Street, Suite 2201
Denver, Colorado 80202



Re: Registration of 2,209,193 Shares of Common Stock; Registration Statement on Form S-3 (Reg. No. 333-70613)



Ladies and Gentlemen:



         We have acted as counsel to Rocky Mountain Internet, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-3, Registration No. 333-70613 (the "Registration Statement"), of a public offering of 2,209,193 shares of common stock, $0.001 par value (the "Shares"), of the Company. All of the Shares are being sold by the Selling Stockholders identified in the "Selling Stockholders" section of the Registration Statement (the "Selling Stockholders").



         In this capacity, we have examined the Registration Statement (including all amendments thereto), the Company's Certificate of Incorporation and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares to be sold by the Selling Stockholders and other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.



         In conducting our examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.



         Based upon the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and delivered against payment therefor, will be legally and validly issued, fully paid and non-assessable.



         We hereby consent to the incorporation of this opinion into the Registration Statement as Exhibit 5.1 thereto and to the reference to our firm under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.



                                Very truly yours,



                                /s/ BROWNSTEIN HYATT FARBER
                                    & STRICKLAND, P.C.